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CUSIP No. 5844OX 10

                                                                       Exhibit I


                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Media Metrix, Inc.

         EXECUTED as a sealed instrument this 11th day of February, 2000.

                                   GREYLOCK IX LIMITED PARTNERSHIP

                                   By:  Greylock IX GP Limited Partnership
                                        General Partner



                                        By: /s/ William W. Helman
                                            -----------------------------------
                                            William W. Helman
                                            Co-Managing General Partner


                                   GREYLOCK EQUITY GP LIMITED PARTNERSHIP

                                   By:      /s/ William W. Helman
                                        ---------------------------------------
                                        William W. Helman
                                        Co-Managing General Partner



                                            /w/ William W. Helman
                                   --------------------------------------------
                                   William W. Helman



                                            /s/ William S. Kaiser
                                   --------------------------------------------
                                   William S. Kaiser